UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN

OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A

REGISTRANT

On June 15, 2017, the Board of Directors of Magellan Gold Corporation, a Nevada corporation (the “Company”), approved three loans evidenced by Promissory Notes (the “Notes”) pursuant to which the Company borrowed from its President, W. Pierce Carson, the principal amount of $25,000, and from John C. Power, its Chief Financial Officer, the principal amount of $25,000 and from John Gibbs, an investor, the principal amount of $100,000.  The Notes are unsecured and are due and payable, together with interest at the rate of 6.00% per annum, on November 15, 2017.  Copies of the Notes are attached hereto as Exhibits 99.1 through 99.3.

ITEM 8.01

OTHER EVENTS

On June 16, 2017, the Company executed and delivered a Consulting Agreement (the “Agreement”) between the Company and Bright Star International, Inc. (“Bright Star”) pursuant to which Bright Star has been engaged by the Company to provide the specific consulting services set forth in the Agreement.  A copy of the Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Consulting Agreement
99.1	Promissory Note in favor of W. Pierce Carson
99.2	Promissory Note in favor of John Power
99.3	Promissory Note in favor of John Gibbs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: June 16, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President and CEO

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